U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Global Blockchain Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	87-2045077
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6555 Sanger Road, Suite 200 Orlando, Florida	32827
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of common stock, $0.0001 par value, one right, and one redeemable warrant	The Nasdaq Stock Market LLC

Shares of common stock, $0.0001 par value	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	The Nasdaq Stock Market LLC

Rights, each entitling the holder to receive one-tenth of one share of common stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-264396 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock, par value $0.0001 per share, rights to receive common stock, and redeemable warrants to purchase common stock of Global Blockchain Acquisition Corp. (the “Registrant”). The description of the units, common stock, rights, and redeemable warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-264396), originally filed with the U.S. Securities and Exchange Commission on April 20, 2022, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

Global Blockchain Acquisition Corp.

By:	/s/ Jonathan Morris
Jonathan Morris
Chief Financial Officer

Dated: May 5, 2022

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